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                                                              Exhibit 10.1

                               F.N.B. CORPORATION

                           RESTRICTED STOCK AGREEMENT
                 (Pursuant to 2007 Incentive Compensation Plan)

     This Restricted Stock Award Agreement (the "Agreement") is made and entered into effective as of July 18, 2007 (the "Award Date") between F.N.B. CORPORATION, a Florida corporation (the "Company"), and ________________________ (the "Employee").

                        W I T N E S S E T H    T H A T:

     WHEREAS, at a meeting of the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") held on the Award Date, the Committee, pursuant to the F.N.B. Corporation 2007 Incentive Compensation Plan (the "Plan"), awarded to certain employees of the Company, employees of First National Bank of Pennsylvania (the "Bank") and employees of other non-Bank Affiliates (the term "Affiliates" is defined in the Plan), shares of the Company's Common stock, par value $0.01 per share (the "Stock");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, each of the parties covenants and agrees as follows:

         1. Award of Restricted Stock. Subject to the terms and conditions of the Plan and this Agreement, the Company, pursuant to the Plan, which is incorporated herein by reference thereto and made a part hereof as though set forth in full herein (refer to Section 5 herein for a copy of the Plan), hereby confirms the award to the Employee, on the date first written above, of an aggregate of __________ shares of Stock (the "Shares").

         2. Terms and Conditions. The award of Shares to the Employee is subject to the following terms and conditions:

                  (a) Vesting and Forfeiture. The Employee's right to the Shares will vest (together with all dividends and/or shares of stock purchased on account of such Shares under the Company Dividend Reinvestment and Voluntary Stock Purchase Plan ("DRP")) and the Shares will become freely transferable, provided the Employee has been continuously employed by the Company from the Award Date through the earlier of, January 16, 2010 ("Vesting Date"), or upon accelerated vesting of the Shares pursuant to Section 2(b) and (c) hereof. For purposes of this Agreement, the period between the Award Date and the Vesting Date shall be referred to as the "Vesting Period."

                  (b) Accelerated Vesting - Change in Control or Sale. In the event of a "Change in Control," as defined in the Plan, prior to the Vesting Date, if the Employee has remained continuously employed by Company, Bank or non-Bank Affiliate since the Award Date, the restrictions on the Shares shall lapse and all of the Shares (references to "Shares" in this Agreement shall also include all dividends and/or shares of Stock purchased under the DRP on account of such Shares) shall immediately vest. All restrictions on the Shares shall lapse and such Shares shall vest immediately upon the sale of all or substantially all of the common stock or assets (a "Sale") of the Bank prior to the Vesting Date, provided the Employee remains continuously employed by the Bank, the Company or non-Bank Affiliate. In the event of a Sale of a non-Bank Affiliate which employed the Employee on the Award Date and the Employee has been continuously employed by the Affiliate, Company or Bank since the Award Date, the Shares shall vest in an amount not less than the pro rata amount of the Shares awarded under this Agreement for the period from the Award Date to the consummation date of the Sale of the non-Bank Affiliate as calculated by taking the number of Shares times the fraction, the numerator of which is the actual number of full months the Employee worked from the Award Date (Employee shall be credited with working the full month of July 2007) to the consummation date of the Sale of the non-Bank Affiliate, and the denominator of which is thirty (30), representing the number of full months (including July 2007) in the Vesting Period. (By way of example and for avoidance of doubt, if the non-Bank

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         Affiliate is sold on October 1, 2008, the Employee would be entitled to vesting of one-half of the Shares (15 months worked/30 months total in the Vesting Period) under this Agreement).

         For purposes of this Agreement the termination of the Employee following execution of a definitive agreement contemplating a "Change in Control" or Sale of the Bank or non-Bank Affiliate, without "Cause" (as defined in the Plan), prior to the consummation date of the "Change in Control" or such Sale shall result in the full vesting (or pro rata vesting for the time the Employee worked between the Award Date and the Sale consummation date in the case of a Sale of a non-Bank Affiliate) of the Shares on the consummation date of a "Change in Control" or such Sale.

                  (c) Termination of Employment; Forfeiture or Acceleration of Shares. Upon the effective date of the termination of Employee's employment with the Company, the Bank, or the other non-Bank Affiliate, all Shares then subject to a risk of forfeiture shall immediately be forfeited and returned to the Company by the administrator of the DRP without consideration or further action being required of the Company; except in the event such termination is a result of the following circumstances:

                  (1) Death. The restrictions on the Shares shall lapse and the Shares shall automatically vest immediately as a result of Employee's death during the Vesting Period.


                  (2) Disability. The restrictions on the Shares shall lapse and the Shares shall automatically vest immediately as a result of Employee becoming a "Disabled Participant" (as that term is defined in the Plan) during the Vesting Period.

                  (3) Early Retirement. The Employee shall be entitled to vesting of not less than the pro rata amount of the Shares for the number of full months of the Vesting Period (Employee shall be credited with working the full month of July 2007) during which Employee remained employed until the actual date of the Employee's "Early Retirement," as this term is defined in the Plan (from the Award Date to the actual date of the Employee's Early Retirement). The number of Employee Shares that shall vest under this Agreement upon Employee's "Early Retirement" shall be calculated by multiplying the Shares by the fraction, the numerator of which is the number of full months the Employee worked during the Vesting Period before the Employee's actual Early Retirement date, and the denominator of which is thirty
                         (30), representing the total number of months in the Vesting Period.

                  (4) Normal Retirement. The restrictions on the Shares shall lapse and the Shares shall automatically vest immediately upon Employee's "Normal Retirement" as that term is defined in the Plan, except that if the Employee's Normal Retirement occurs in calendar year 2007, the number of Shares that shall vest will be pro rated by multiplying the Shares by the fraction, the numerator of which is the actual number of full months the Employee worked in 2007 between the Award Date

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                        (Employee shall be credited with having worked the full
                         month of July 2007) and December 31st and the denominator of which is thirty (30), representing the total number of months in the Vesting Period.

                  (d) Enrollment of Shares in DRP. All Shares shall be enrolled in the Employee's name in the Company's DRP and must remain enrolled in the DRP throughout the Vesting Period applicable to such Shares. On the date on which the transfer restrictions on any Shares lapse, the Company shall notify the DRP Administrator as to the name of the Employee and the number of the Employee's Shares as to which the restrictions have lapsed. The Employee shall be entitled to exercise all rights to the unrestricted Shares, including the right to withdraw such Shares from the DRP, in accordance with the terms of the DRP. Upon withdrawal of the unrestricted Shares the Company shall require Employee to remit to the Company an amount sufficient to satisfy any tax withholding requirements prior to the delivery or sale of any certificate for the unrestricted Shares, or the Company shall withhold an appropriate amount from the unrestricted Shares to be delivered or sold sufficient to satisfy all or a portion of such tax withholding requirements.

                  (e) Voting and Dividend Rights. The Employee shall have full voting rights with respect to all Shares, including the Shares that have not yet vested, unless and until such Shares are forfeited to the Company. In addition, the Employee shall have full cash and stock dividend rights with respect to all Shares; provided that (i) all such dividends or other distributions as to Shares enrolled in the DRP shall be credited to the Employee's account in the DRP and, in the case of cash dividends, used to purchase shares of Stock pursuant to the DRP; and (ii) all Shares credited to the Employee as a result of such cash or stock dividends shall be subject to the same restrictions on transferability and the same risk of forfeiture as the Shares that are the basis for the dividend.

                  (f) Transfer Restrictions. The Employee may not transfer any Shares awarded hereunder during the Vesting Period applicable to such Shares, that is, until the Employee's right to such Shares has vested and such Shares are no longer subject to a risk of forfeiture. The Employee may, from time to time, name any beneficiary or beneficiaries to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the Employee, shall be in a form prescribed by the Committee and will be effective only when filed by the Employee in writing with the Company during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Employee's death shall be paid to his or her estate, subject to the terms of the Plan.

                  (g) No Right to Continued Employment. This Agreement shall not confer upon the Employee any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of his/her

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         employer to terminate his/her employment at any time.

                  (h) Compliance With Laws and Regulations. The award of Shares evidenced hereby shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the effectiveness of any registration statement with respect to such shares that counsel for the Company deems necessary or appropriate.

         3. Investment Representation. The Committee may require the Employee to furnish to the Company, prior to the issuance of any Shares, an agreement (in such form as the Committee may specify) in which the Employee represents that the Shares acquired by him or her are being acquired for investment and not with a view to the sale or distribution thereof.

         4. Withholding. The Company, the Bank, or the Affiliate that employs the Employee shall make appropriate withholdings, if any, from his/her compensation for federal, state and local taxes payable as a result of the award or vesting of Shares evidenced hereby.

         5. Employee Bound by Plan. The Employee hereby acknowledges receipt of an e-mail from the Company which includes attachments containing copies of (a) the Plan, (b) the Prospectus relating to the Plan in connection with the registration of the Shares under the Securities Act of 1933, as amended, and (c) the Company's current Prospectus relating to the DRP, and the Employee agrees to be bound by all the terms and provisions thereof. The Employee may request a hard copy of these documents by requesting a copy from the Company's Human Resources Department. To the extent of any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan shall govern. All capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Plan.

         6. Notices. Any notice hereunder to the Company shall be addressed to it at its office, F.N.B. Corporation, One South Hermitage Road, Hermitage, Pennsylvania 16148, c/o Human Resources Department, and any notice hereunder to the Employee shall be addressed to him/her at his/her address provided to Company from time to time, subject to the right of either party to designate at any time hereafter in writing some other address.

         7. Construction and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflict of laws. All headings in this Agreement have been inserted solely for convenience of reference only, are not to be considered a part of this Agreement, and shall not affect the interpretation of any of the provisions of this Agreement. In the event of any dispute or claim relating to or arising out of this Agreement, the Employee and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted

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by the American Arbitration Association ("AAA") in Mercer County, Pennsylvania
in accordance with the AAA's National Rules for the Resolution of Employment Disputes. The Employee acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of a covered dispute. The arbitrator may, but is not required, to order that the prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any arbitration arising out of this Agreement.

         8. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, F.N.B. Corporation has caused this Restricted Stock Award Agreement to be executed on its behalf by its authorized officer and the Employee has executed this Restricted Stock Award Agreement, both as of the day and year first above written.

                                    F.N.B. CORPORATION

                                    By:
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                                    Date:
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                                    Employee

                                    Date:
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